Exhibit 99.1

Ventas, Inc.	111 South Wacker Drive, Suite 4800	Chicago, Illinois 60606	(877) 4-VENTAS	www.ventasreit.com

		Contact:	David J. Smith (877) 4-VENTAS
VENTAS REPORTS THIRD QUARTER NORMALIZED FFO OF $115.4 MILLION
Third Quarter Normalized FFO Increases 10.6 Percent to $0.73 Per Diluted Share
Ventas Raises 2010 Normalized FFO Per Share Guidance to $2.84 to $2.86
Sunrise Stable Occupancy Reaches 90 Percent at Quarter End

CHICAGO, IL (November 5, 2010) — Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the quarter ended September 30, 2010 increased 11.7 percent to $115.4 million, from $103.4 million for the comparable 2009 period. Normalized FFO per diluted common share was $0.73 for the quarter ended September 30, 2010, an increase of 10.6 percent from $0.66 for the comparable 2009 period. Weighted average diluted shares outstanding in the third quarter of 2010 rose by 0.9 percent to 157.9 million, compared to 156.5 million in the comparable 2009 period.
“Our third quarter results were outstanding, demonstrating strong operating cash flow and FFO growth,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “And, with three significant transactions, we believe that Ventas is well positioned for another decade of excellence. Additionally, we continue to implement our strategy to build an enterprise that will deliver strong returns to stakeholders through a high-quality, diverse and productive portfolio of healthcare and seniors housing assets.”
Normalized FFO for the quarter ended September 30, 2010 excludes the net expense (totaling $6.5 million, or $0.04 per diluted share) from merger-related expenses and deal costs and non-cash income tax expense. Normalized FFO for the quarter ended September 30, 2009 excluded the net expense (totaling $5.1 million, or $0.03 per diluted share) from merger-related expenses and deal costs, offset by income tax benefit.
Third quarter 2010 normalized FFO per diluted common share versus the comparable period in 2009 benefited from rental increases from the Company’s triple-net lease portfolio, and higher Net Operating Income after management fees (“NOI”) at the Company’s senior living and medical office building (“MOB”) operating portfolios, including a $2.0 million cash payment received from Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”) for expense overages at the Company’s Sunrise-managed portfolio and the acquisition of the Lillibridge Healthcare Services, Inc. (“Lillibridge”) portfolio on July 1, 2010.
FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the third quarter of 2010 increased 10.8 percent to $108.9 million, from $98.3 million in the prior year. Third quarter 2010 NAREIT FFO per diluted common share was $0.69, compared to $0.63 per diluted common share in the third quarter of 2009, a 9.5 percent increase.
-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

Net income attributable to common stockholders for the quarter ended September 30, 2010 was $57.9 million, or $0.37 per diluted common share, after discontinued operations of $0.5 million, compared with net income attributable to common stockholders for the quarter ended September 30, 2009 of $49.8 million, or $0.32 per diluted common share, after discontinued operations of $0.6 million.
Net income attributable to common stockholders for the nine months ended September 30, 2010 was $168.6 million, or $1.07 per diluted common share, after discontinued operations of $7.1 million, compared with net income attributable to common stockholders for the nine months ended September 30, 2009 of $212.4 million, or $1.40 per diluted common share, after discontinued operations of $72.6 million.
Normalized FFO for the nine months ended September 30, 2010 was $332.5 million, or $2.11 per diluted common share, a 9.3 percent increase from $304.2 million, or $2.01 per diluted common share, for the comparable 2009 period. Normalized FFO for the nine months ended September 30, 2010 excludes the net expense (totaling $19.3 million, or $0.12 per diluted share) from merger-related expenses and deal costs, non-cash income tax expense and loss on extinguishment of debt.
SUNRISE-MANAGED PORTFOLIO
Total Sunrise-Managed Portfolio
The Company’s senior living operating portfolio includes 79 seniors housing communities in North America that are managed by Sunrise. During the nine months ended September 30, 2010, Ventas owned 100 percent of 21 of these communities and was the managing member of, and had ownership interests of between 75 percent and 85 percent in, the remaining 58 communities through joint ventures, in which Sunrise owned the noncontrolling interests. On October 1, 2010, Ventas agreed to acquire Sunrise’s real estate interests in the 58 communities, while Sunrise will continue to manage all 79 communities owned by Ventas.
NOI for these 79 communities was $39.0 million for the quarter ended September 30, 2010, compared to $33.4 million for the comparable 2009 period. This 16.9 percent improvement in NOI was due to a 2.9 percent increase in average daily rate, a 180 basis point increase in occupancy and a $2.0 million cash payment from Sunrise for expense overages.
“Our portfolio of high-quality, mansion-style seniors housing communities managed by Sunrise had a great quarter, ending with 90 percent occupancy in the 78 stable assets,” Ventas President Raymond J. Lewis said. “We see strong operating trends in this portfolio. Coupled with an expected reduction in the 2010 management fee and the receipt of $5 million in cash payments from Sunrise, we now expect our NOI to exceed $150 million during 2010 for this productive portfolio of need-driven assisted living communities.”
Same-Store Stabilized Sunrise-Managed Community Occupancy and NOI Increase Year-Over-Year and Sequentially
For the 78 Sunrise communities that were stabilized in the third and second quarters of 2010, NOI was $38.1 million in the third quarter, compared to $37.3 million in the second quarter. This 2.1 percent increase in NOI was due primarily to a 110 basis point increase in average occupancy to 89.5 percent, as well as one additional day in the third quarter.
For the 78 Sunrise communities that were stabilized in the third quarters of both 2010 and 2009, total community NOI increased 15.4 percent to $38.1 million in the third quarter of 2010, versus $33.0 million for the comparable 2009 period. This improvement in NOI was due to a 3.0 percent increase in average daily rate to $178, a 140 basis point increase in average occupancy to 89.5 percent and a $1.8 million payment from Sunrise for expense overages.
-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

THIRD QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS
Portfolio, Performance and Balance Sheet Highlights
Acquisitions and Dispositions
•
In October 2010, Ventas announced that it had entered into a definitive agreement to acquire 118 private pay seniors housing communities managed by Atria Senior Living Group from funds affiliated with Lazard Real Estate Partners for a purchase price of $3.1 billion. Upon closing, Ventas will become the largest owner of seniors housing nationally.

•
In October 2010, Ventas agreed to acquire Sunrise’s joint venture interests in 58 communities for a total purchase price of $41.5 million. Upon closing, Ventas will own 100 percent of all 79 Sunrise-managed communities in its senior living operating portfolio. In connection with the acquisition, Ventas and Sunrise also agreed to modify the management agreements with respect to those 79 seniors housing communities. Among other things, the modifications will include a reduction in the 2010 management fee to 3.5 percent for the period from April 1, 2010 to December 31, 2010, which will be reflected in fourth quarter results, if the closing occurs or is reasonably assured.

•
Both transactions are subject to various closing conditions, including receipt of approvals and consents, and there can be no assurance that Ventas will successfully close either or both transactions or as to the timing or terms of any such closings.

•	As previously announced, Ventas completed the acquisition of Lillibridge on July 1, 2010, adding 96 MOBs to its portfolio.
Liquidity and Balance Sheet
•
In September 2010, Ventas closed a $200.0 million three-year unsecured term loan with Bank of America, N.A., as lender. The loan is non-amortizing and bears interest at a fixed all-in interest rate of 4 percent per annum. Ventas used the proceeds from this loan to repay borrowings under its revolving credit facilities.

•
At September 30, 2010, the Company had $244.3 million outstanding under its revolving credit facilities, $747.8 million of undrawn availability, and $33.8 million of cash and short-term cash investments.

•	The Company’s debt to total capitalization at September 30, 2010 was approximately 26 percent. The Company’s net debt to Adjusted Pro Forma EBITDA at quarter end was 4.3x.
-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

Portfolio
•
The 197 skilled nursing facilities and hospitals leased by the Company to Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.0 times for the trailing 12-month period ended June 30, 2010 (the latest date available).

•
“Same-store” cash NOI growth was 2.6 percent in the third quarter of 2010 for the 393 triple-net leased healthcare and seniors housing assets owned by the Company in the third quarter of 2010 and 2009.

•	“Same-store” cash NOI growth for the Company’s total portfolio was 5.6 percent in the third quarter of 2010, compared to the third quarter of 2009.
Additional Information
•
As previously announced, Ventas’s MOB subsidiary, Lillibridge, began construction on a $40 million, 250,000 square foot MOB located on the replacement campus of the new $350 million Woman’s Hospital in Baton Rouge, Louisiana. Woman’s Hospital will own the entire campus, including the MOB. Construction is expected to be completed in 2012.

•	Supplemental information regarding the Company can be found on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.
VENTAS INCREASES 2010 NORMALIZED FFO PER DILUTED COMMON SHARE GUIDANCE TO $2.84 TO $2.86
Ventas currently expects its 2010 normalized FFO per diluted common share to range between $2.84 and $2.86, improving its previously announced 2010 guidance of $2.75 to $2.80 per diluted common share.
The Company also increased its guidance for its 79 high-quality seniors housing assets managed by Sunrise to between $150 million and $154 million in NOI for the full year, as compared to its previously announced guidance range of $139 million to $145 million.
The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance excludes (a) gains and losses on the sales of assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses relating to the Company’s lawsuit against HCP, Inc. (“HCP”), (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses, (e) net proceeds, if any, the Company may receive from its lawsuit against HCP related to the acquisition of Sunrise Senior Living REIT, (f) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, and (g) the reversal or incurrence of contingent liabilities. The Company’s normalized FFO and Sunrise NOI guidance for 2010 also assume that the acquisition of Sunrise’s noncontrolling interests in 58 assets and the modification of the Company’s management agreements with Sunrise closes as anticipated.
-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.
A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.
THIRD QUARTER CONFERENCE CALL
Ventas will hold a conference call to discuss this earnings release today, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The dial-in number for the conference call is (617) 597-5360. The participant passcode is “Ventas.” The conference call is being webcast live by Thomson Reuters and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. A replay of the webcast will be available today online, or by calling (617) 801-6888, passcode 81474130, beginning at approximately 1:00 p.m. Eastern Time and will be archived for 30 days.
Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of nearly 600 assets in 44 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.
The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) the results of litigation affecting the Company; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ending
-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

December 31, 2010; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (t) risks associated with the Company’s recent acquisition of businesses owned and operated by Lillibridge, including its ability to successfully design, develop and manage MOBs and to retain key personnel; (u) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (v) the Company’s ability to maintain or expand its relationships with its existing and future hospital and health system clients; (w) risks associated with the Company’s investments in joint ventures, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (x) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (y) the impact of any financial, accounting, legal or regulatory issues that may affect the Company or its major tenants, operators or managers. Many of these factors are beyond the control of the Company and its management.
-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

CONSOLIDATED BALANCE SHEETS
As of September 30, 2010, June 30, 2010, March 31, 2010, December 31, 2009 and September 30, 2009
(In thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Assets
Real estate investments:
Land	$557,880	$556,469	$557,370	$557,276	$557,123
Buildings and improvements	5,982,708	5,732,421	5,735,896	5,722,837	5,641,309
Construction in progress	5,955	3,788	4,370	12,508	8,611
Acquired lease intangibles	143,356	106,296	107,036	106,800	98,138

	6,689,899	6,398,974	6,404,672	6,399,421	6,305,181
Accumulated depreciation and amortization	(1,416,546)	(1,367,396)	(1,319,747)	(1,270,314)	(1,218,244)

Net real estate property	5,273,353	5,031,578	5,084,925	5,129,107	5,086,937
Loans receivable, net	164,829	140,870	147,725	131,887	125,410
Investments in unconsolidated entities	16,044	—	—	—	—

Net real estate investments	5,454,226	5,172,448	5,232,650	5,260,994	5,212,347
Cash and cash equivalents	33,790	27,794	132,729	107,397	70,889
Escrow deposits and restricted cash	41,985	43,484	41,023	39,832	96,477
Deferred financing costs, net	22,739	24,891	27,964	29,252	27,804
Other	248,077	193,500	199,459	178,770	179,793

Total assets	$5,800,817	$5,462,117	$5,633,825	$5,616,245	$5,587,310

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$2,895,547	$2,580,849	$2,698,171	$2,670,101	$2,615,142
Accrued interest	33,748	16,682	35,773	17,974	35,481
Accounts payable and other liabilities	202,985	181,343	183,574	190,445	179,753
Deferred income taxes	252,351	251,829	252,687	253,665	254,622

Total liabilities	3,384,631	3,030,703	3,170,205	3,132,185	3,084,998

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 157,095, 156,872, 156,862, 156,627 and 156,605 shares issued at September 30, 2010, June 30, 2010, March 31, 2010, December 31, 2009 and September 30, 2009, respectively	39,346	39,343	39,341	39,160	39,155
Capital in excess of par value	2,587,367	2,583,412	2,578,577	2,573,039	2,570,146
Accumulated other comprehensive income	23,816	16,506	25,154	19,669	15,080
Retained earnings (deficit)	(249,047)	(222,853)	(196,972)	(165,710)	(139,478)
Treasury stock, 0, 0, 10, 15 and 0 shares at September 30, 2010, June 30, 2010, March 31, 2010, December 31, 2009 and September 30, 2009, respectively	—	—	(467)	(647)	—

Total Ventas stockholders’ equity	2,401,482	2,416,408	2,445,633	2,465,511	2,484,903
Noncontrolling interest	14,704	15,006	17,987	18,549	17,409

Total equity	2,416,186	2,431,414	2,463,620	2,484,060	2,502,312

Total liabilities and equity	$5,800,817	$5,462,117	$5,633,825	$5,616,245	$5,587,310

-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2010 and 2009
(In thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Revenues:
Rental income:
Triple-net leased	$117,906	$115,752	$351,625	$344,757
Medical office buildings	22,817	9,057	47,246	25,748

	140,723	124,809	398,871	370,505
Resident fees and services	113,182	106,515	331,535	312,853
Medical office building services revenue	6,711	—	6,711	—
Income from loans and investments	4,014	3,214	11,336	9,828
Interest and other income	35	99	420	493

Total revenues	264,665	234,637	748,873	693,679

Expenses:
Interest	45,519	43,291	133,449	132,742
Depreciation and amortization	52,104	49,984	154,458	147,801
Property-level operating expenses:
Senior living	74,066	73,131	219,802	215,127
Medical office buildings	7,941	3,207	16,267	9,243

	82,007	76,338	236,069	224,370
Medical office building services costs	4,633	—	4,633	—
General, administrative and professional fees (including non-cash stock-based compensation expense of $4,039 and $3,078 for the three months ended 2010 and 2009, respectively, and $10,128 and $9,215 for the nine months ended 2010 and 2009, respectively)	15,278	9,657	35,819	30,610
Foreign currency (gain) loss	(419)	32	(404)	31
Loss on extinguishment of debt	—	—	6,549	6,080
Merger-related expenses and deal costs	5,142	5,894	11,668	11,450

Total expenses	204,264	185,196	582,241	553,084

Income before income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	60,401	49,441	166,632	140,595
Loss from unconsolidated entities	(392)	—	(392)	—
Income tax (expense) benefit	(1,657)	410	(2,352)	1,352

Income from continuing operations	58,352	49,851	163,888	141,947
Discontinued operations	542	579	7,139	72,635

Net income	58,894	50,430	171,027	214,582
Net income attributable to noncontrolling interest (net of tax of $613 and $387 for the three months ended 2010 and 2009, respectively, and $1,591 and $1,318 for the nine months ended 2010 and 2009, respectively)	996	625	2,443	2,168

Net income attributable to common stockholders	$57,898	$49,805	$168,584	$212,414

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.37	$0.32	$1.03	$0.92
Discontinued operations	0.00	0.00	0.05	0.48

Net income attributable to common stockholders	$0.37	$0.32	$1.08	$1.40

Diluted:
Income from continuing operations attributable to common stockholders	$0.37	$0.32	$1.02	$0.92
Discontinued operations	0.00	0.00	0.05	0.48

Net income attributable to common stockholders	$0.37	$0.32	$1.07	$1.40

Weighted average shares used in computing earnings per common share:
Basic	156,631	156,250	156,566	151,309
Diluted	157,941	156,516	157,453	151,439

Dividends declared per common share	$0.535	$0.5125	$1.605	$1.5375
-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2010 Quarters			2009 Quarters
	Third	Second	First	Fourth	Third
Revenues:
Rental income:
Triple-net leased	$117,906	$117,386	$116,333	$115,889	$115,752
Medical office buildings	22,817	12,240	12,189	10,174	9,057

	140,723	129,626	128,522	126,063	124,809
Resident fees and services	113,182	109,867	108,486	108,205	106,515
Medical office building services revenue	6,711	—	—	—	—
Income from loans and investments	4,014	3,705	3,617	3,279	3,214
Interest and other income	35	122	263	349	99

Total revenues	264,665	243,320	240,888	237,896	234,637

Expenses:
Interest	45,519	43,840	44,090	44,248	43,291
Depreciation and amortization	52,104	50,040	52,314	51,730	49,984
Property-level operating expenses:
Senior living	74,066	71,059	74,677	74,918	73,131
Medical office buildings	7,941	4,124	4,202	3,525	3,207

	82,007	75,183	78,879	78,443	76,338
Medical office building services costs	4,633	—	—	—	—
General, administrative and professional fees (including non-cash stock-based compensation expense of $4,039, $3,057, $3,032, $2,667 and $3,078, respectively)	15,278	9,858	10,683	8,220	9,657
Foreign currency (gain) loss	(419)	121	(106)	19	32
Loss on extinguishment of debt	—	6,549	—	—	—
Merger-related expenses and deal costs	5,142	4,207	2,319	1,565	5,894

Total expenses	204,264	189,798	188,179	184,225	185,196

Income before income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	60,401	53,522	52,709	53,671	49,441
Loss from unconsolidated entities	(392)	—	—	—	—
Income tax (expense) benefit	(1,657)	(409)	(286)	367	410

Income from continuing operations	58,352	53,113	52,423	54,038	49,851
Discontinued operations	542	5,852	745	740	579

Net income	58,894	58,965	53,168	54,778	50,430
Net income attributable to noncontrolling interest (net of tax of $613, $559, $419, $422 and $387, respectively)	996	898	549	697	625

Net income attributable to common stockholders	$57,898	$58,067	$52,619	$54,081	$49,805

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.37	$0.33	$0.34	$0.35	$0.32
Discontinued operations	0.00	0.04	0.00	0.00	0.00

Net income attributable to common stockholders	$0.37	$0.37	$0.34	$0.35	$0.32

Diluted:
Income from continuing operations attributable to common stockholders	$0.37	$0.33	$0.34	$0.35	$0.32
Discontinued operations	0.00	0.04	0.00	0.00	0.00

Net income attributable to common stockholders	$0.37	$0.37	$0.34	$0.35	$0.32

Weighted average shares used in computing earnings per common share:
Basic	156,631	156,611	156,453	156,296	156,250
Diluted	157,941	157,441	156,967	156,692	156,516

Dividends declared per common share	$0.535	$0.535	$0.535	$0.5125	$0.5125
-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2010 and 2009
(In thousands)

	2010	2009
Cash flows from operating activities:
Net income	$171,027	$214,582
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	154,922	149,166
Amortization of deferred revenue and lease intangibles, net	(4,580)	(5,151)
Other amortization expenses	6,455	4,295
Stock-based compensation	10,128	9,215
Straight-lining of rental income	(7,975)	(8,961)
Loss on extinguishment of debt	6,549	6,080
Net gain on sale of real estate assets (including amounts in discontinued operations)	(5,393)	(67,011)
Income tax expense (benefit)	2,352	(1,352)
Loss from unconsolidated entities	392	—
Other	(8)	83
Changes in operating assets and liabilities:
Increase in other assets	(9,017)	(4,277)
Increase in accrued interest	15,763	13,550
Increase in accounts payable and other liabilities	5,504	12,978

Net cash provided by operating activities	346,119	323,197
Cash flows from investing activities:
Net investment in real estate property	(239,157)	(23,728)
Investment in loans receivable	(38,725)	(7,373)
Proceeds from real estate disposals	25,597	57,802
Proceeds from loans receivable	1,552	7,908
Contributions to unconsolidated entities	(4,658)	—
Distributions from unconsolidated entities	158	—
Capital expenditures	(13,243)	(7,184)

Net cash (used in) provided by investing activities	(268,476)	27,425
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	233,004	(291,456)
Proceeds from debt	201,237	304,202
Repayment of debt	(331,378)	(516,531)
Payment of deferred financing costs	(1,872)	(13,422)
Issuance of common stock, net	—	299,201
Cash distribution to common stockholders	(251,921)	(234,086)
Contributions from noncontrolling interest	818	635
Distributions to noncontrolling interest	(6,633)	(7,496)
Other	5,426	2,003

Net cash used in financing activities	(151,319)	(456,950)

Net decrease in cash and cash equivalents	(73,676)	(106,328)
Effect of foreign currency translation on cash and cash equivalents	69	405
Cash and cash equivalents at beginning of period	107,397	176,812

Cash and cash equivalents at end of period	$33,790	$70,889

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$125,846	$8,456
Utilization of escrow funds held for an Internal Revenue Code Section 1031 exchange	—	(9,295)
Other assets acquired	(385)	—
Debt assumed	125,320	—
Other liabilities	141	(1,886)
Noncontrolling interest	—	1,047
Debt transferred on the sale of assets	—	38,759
-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2010 Quarters			2009 Quarters
	Third	Second	First	Fourth	Third
Cash flows from operating activities:
Net income	$58,894	$58,965	$53,168	$54,778	$50,430
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	52,200	50,185	52,537	52,092	50,351
Amortization of deferred revenue and lease intangibles, net	(1,637)	(1,394)	(1,549)	(1,518)	(1,564)
Other amortization expenses	2,088	2,213	2,154	2,058	1,921
Stock-based compensation	4,039	3,057	3,032	2,667	3,078
Straight-lining of rental income	(3,000)	(2,526)	(2,449)	(2,918)	(2,971)
Loss on extinguishment of debt	—	6,549	—	—	—
Net gain on sale of real estate assets (including amounts in discontinued operations)	(168)	(5,041)	(184)	(294)	(120)
Income tax expense (benefit)	1,657	409	286	(367)	(410)
Loss from unconsolidated entities	392	—	—	—	—
Other	230	(291)	53	(178)	95
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(3,843)	(1,402)	(3,772)	2,763	(5,703)
Increase (decrease) in accrued interest	17,055	(19,091)	17,799	(17,507)	18,529
Increase (decrease) in accounts payable and other liabilities	10,495	523	(5,514)	7,328	14,419

Net cash provided by operating activities	138,402	92,156	115,561	98,904	128,055
Cash flows from investing activities:
Net investment in real estate property	(216,242)	(11,055)	(11,860)	(21,987)	(4,370)
Investment in loans receivable	(22,929)	—	(15,796)	(6,430)	—
Proceeds from real estate disposals	2,568	22,275	754	740	1,188
Proceeds from loans receivable	229	131	1,192	120	207
Proceeds from sale of investments	—	—	—	5,000	—
Contributions to unconsolidated entities	(4,658)	—	—	—	—
Distributions from unconsolidated entities	158	—	—	—	—
Capital expenditures	(6,165)	(2,783)	(4,295)	(6,614)	(3,156)

Net cash (used in) provided by investing activities	(247,039)	8,568	(30,005)	(29,171)	(6,131)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	115,724	88,191	29,089	(1,417)	(1,528)
Proceeds from debt	200,541	500	196	61,480	3,087
Repayment of debt	(116,207)	(207,364)	(7,807)	(8,642)	(13,515)
Payment of deferred financing costs	(32)	(727)	(1,113)	(3,233)	—
Issuance of common stock, net	—	—	—	—	—
Cash distribution to common stockholders	(84,092)	(83,948)	(83,881)	(80,313)	(80,271)
Contributions from noncontrolling interest	185	368	265	576	329
Distributions to noncontrolling interest	(2,356)	(2,288)	(1,989)	(2,373)	(2,472)
Other	753	504	4,169	692	(3,454)

Net cash provided by (used in) financing activities	114,516	(204,764)	(61,071)	(33,230)	(97,824)

Net increase (decrease) in cash and cash equivalents	5,879	(104,040)	24,485	36,503	24,100
Effect of foreign currency translation on cash and cash equivalents	117	(895)	847	5	266
Cash and cash equivalents at beginning of period	27,794	132,729	107,397	70,889	46,523

Cash and cash equivalents at end of period	$33,790	$27,794	$132,729	$107,397	$70,889

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$125,350	$—	$496	$59,325	$149
Utilization of escrow funds held for an Internal Revenue Code Section 1031 exchange	—	—	—	(55,700)	—
Other assets acquired	(30)	—	(355)	—	(82)
Debt assumed	125,320	—	—	—	—
Other liabilities	—	—	141	1,948	—
Noncontrolling interest	—	—	—	1,677	67
-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

QUARTERLY FUNDS FROM OPERATIONS AND NORMALIZED FFO
(In thousands, except per share amounts)

	2010 Quarters			2009 Quarters
	Third	Second	First	Fourth	Third

Net income attributable to common stockholders	$57,898	$58,067	$52,619	$54,081	$49,805
Adjustments:
Depreciation and amortization on real estate assets	51,449	49,787	52,085	51,546	49,819
Depreciation on real estate assets related to noncontrolling interest	(1,627)	(1,680)	(1,726)	(1,653)	(1,580)
Depreciation on real estate assets related to unconsolidated entities	1,275	—	—	—	—
Discontinued operations:
Gain on sale of real estate assets	(168)	(5,041)	(184)	(294)	(120)
Depreciation and amortization on real estate assets	96	145	223	362	365

FFO	108,923	101,278	103,017	104,042	98,289
Merger-related expenses and deal costs	5,142	4,207	2,319	1,565	5,894
Income tax expense (benefit)	1,044	(150)	(133)	(789)	(797)
Loss on extinguishment of debt	—	6,549	—	—	—
Amortization of other intangibles	338	—	—	—	—

Normalized FFO	$115,447	$111,884	$105,203	$104,818	$103,386

Per diluted share (1):
Net income attributable to common stockholders	$0.37	$0.37	$0.34	$0.35	$0.32
Adjustments:
Depreciation and amortization on real estate assets	0.33	0.32	0.33	0.33	0.32
Depreciation on real estate assets related to noncontrolling interest	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Depreciation on real estate assets related to unconsolidated entities	0.01	—	—	—	—
Discontinued operations:
Gain on sale of real estate assets	(0.00)	(0.03)	(0.00)	(0.00)	(0.00)
Depreciation and amortization on real estate assets	0.00	0.00	0.00	0.00	0.00

FFO	0.69	0.64	0.66	0.66	0.63
Merger-related expenses and deal costs	0.03	0.03	0.01	0.01	0.04
Income tax benefit	0.01	(0.00)	(0.00)	(0.01)	(0.01)
Loss on extinguishment of debt	—	0.04	—	—	—
Amortization of other intangibles	0.00	—	—	—	—

Normalized FFO	$0.73	$0.71	$0.67	$0.67	$0.66

(1)	Per share amounts may not add due to rounding.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. Further, the Company believes that normalized FFO provides useful information because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint
-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) gains and losses on the sales of assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early debt retirement or payment of the Company’s debt, and (d) the non-cash effect of income tax benefits or expenses.
FFO and normalized FFO presented herein are not necessarily comparable to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.
-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

NORMALIZED FFO GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2010
The following table illustrates the Company’s normalized FFO per diluted common share guidance for the year ending December 31, 2010:

	UPDATED			PRIOR
	GUIDANCE			GUIDANCE
	For the Year			For the Year
	Ending			Ending
	December 31, 2010			December 31, 2010
Net income attributable to common stockholders	1.43	-	1.55	$1.39	-	$1.46
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to noncontrolling interest and gain/loss on sale of real estate assets, net	1.24	-	1.16	1.20	-	1.20

FFO	2.67	-	2.71	2.59	-	2.66

Adjustments:
Income tax benefit/expense (net of noncontrolling interest), gain/loss on extinguishment of debt, integration and transition expenses, amortization of intangibles, merger-related expenses and deal costs, net	0.17	-	0.15	0.16	-	0.14

Normalized FFO	$2.84	-	$2.86	$2.75	-	$2.80

-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

Net Debt to Adjusted Pro Forma EBITDA
The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended September 30, 2010, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including of non-cash stock-based compensation), excluding merger-related expenses and deal costs and gains or losses on real estate disposals (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$57,898
Pro forma adjustments for current period investments, capital transactions and dispositions	(2,577)

Pro forma net income for the three months ended September 30, 2010	$55,321
Add back:
Pro forma interest (including discontinued operations)	47,643
Pro forma depreciation and amortization (including discontinued operations)	52,200
Stock-based compensation	4,040
Income tax expense	1,657
Net gain on real estate disposals	(168)
Other taxes	249
Merger-related expenses and deal costs	5,140

Adjusted Pro Forma EBITDA	$166,082

Adjusted Pro Forma EBITDA annualized, including (but not annualized) the $2 million cash payment received from Sunrise for expense overages at the Company’s Sunrise-managed portfolio	$658,328

As of September 30, 2010:
Debt	$2,895,547
Cash, including cash escrows pertaining to debt	(41,655)

Net debt	$2,853,892

Net debt to Adjusted Pro Forma EBITDA	4.3	x

-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

Non-GAAP Financial Measures Reconciliation
(In thousands, except per share amounts)

	For the Nine Months
	Ended September 30,
	2010	2009
Net income attributable to common stockholders	$168,584	$212,414
Adjustments:
Depreciation and amortization on real estate assets	153,321	147,295
Depreciation on real estate assets related to noncontrolling interest	(5,033)	(4,696)
Depreciation on real estate assets related to unconsolidated entities	1,275	—
Discontinued operations:
Gain on sale of real estate assets	(5,393)	(67,011)
Depreciation and amortization on real estate assets	464	1,365

FFO	313,218	289,367
Merger-related expenses and deal costs	11,668	11,450
Income tax expense (benefit)	761	(2,670)
Loss on extinguishment of debt	6,549	6,080
Amortization of other intangibles	338	—

Normalized FFO	$332,534	$304,227

Per diluted share (1):
Net income attributable to common stockholders	$1.07	$1.40
Adjustments:
Depreciation and amortization on real estate assets	0.97	0.97
Depreciation on real estate assets related to noncontrolling interest	(0.03)	(0.03)
Depreciation on real estate assets related to unconsolidated entities	0.01	—
Discontinued operations:
Gain on sale of real estate assets	(0.03)	(0.44)
Depreciation and amortization on real estate assets	0.00	0.01

FFO	1.99	1.91
Merger-related expenses and deal costs	0.07	0.08
Income tax expense (benefit)	0.00	(0.02)
Loss on extinguishment of debt	0.04	0.04
Amortization of other intangibles	0.00	—
Normalized FFO	$2.11	$2.01

(1)	Per share amounts may not add due to rounding.
-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

Non-GAAP Financial Measures Reconciliation
Quarterly NOI Reconciliation by Segment
(In thousands)

			Third
	2010 Quarters		Quarter
	Third	Second	2009
Revenues

Triple-Net
Triple-Net Rental Income, excluding Discontinued Operations	$117,906	$117,387	$115,751

Medical Office Buildings
Medical Office — Stabilized	18,734	10,681	7,272
Medical Office — Lease up	4,083	1,559	1,804
Discontinued Operations	—	—	(19)

Total Medical Office Buildings — Rental Income	22,817	12,240	9,057

Total Rental Income	140,723	129,627	124,808

Medical Office Buildings Services Revenue	6,711	—	—

Total Medical Office Buildings — Revenue	29,528	12,240	9,057

Seniors Housing Operating
Sunrise Managed — Stabilized	109,065	106,572	104,208
Sunrise Managed — Lease up	2,876	2,797	2,307
Seniors Housing — Other	1,241	498	—

Total Resident Fees and Services	113,182	109,867	106,515

Non-Segment Income from Loans and Investments	4,014	3,705	3,214

Total Revenues, excluding Interest and Other Income	264,630	243,199	234,537

Property-Level Operating Expenses

Medical Office Buildings
Medical Office — Stabilized	6,474	3,555	2,533
Medical Office — Lease up	1,467	566	673

Total Medical Office Buildings	7,941	4,121	3,206

Seniors Housing Operating
Sunrise Managed — Stabilized	70,994	69,305	71,205
Sunrise Managed — Lease up	1,919	1,264	1,927
Seniors Housing — Other	1,153	493	—

Total Seniors Housing	74,066	71,062	73,132

Total Property-Level Operating Expenses	82,007	75,183	76,338

Medical Office Buildings Services Costs	4,633	—	—

Net Operating Income

Triple-Net	117,906	117,387	115,751

Medical Office Buildings
Medical Office — Stabilized	12,260	7,126	4,739
Medical Office — Lease up	2,616	993	1,131
Medical Office Buildings Services	2,078
Discontinued Operations	—	—	(19)

Total Medical Office Buildings	16,954	8,119	5,851

Seniors Housing Operating
Sunrise Managed — Stabilized	38,071	37,267	33,003
Sunrise Managed — Lease up	957	1,533	380
Seniors Housing — Other	88	5	—

Total Seniors Housing	39,116	38,805	33,383
Non-Segment	4,014	3,705	3,214

Net Operating Income	$177,990	$168,016	$158,199

-MORE-

Ventas Reports Third Quarter Results
November 5, 2010

Non-GAAP Financial Measures Reconciliation
Same-store Quarterly NOI Reconciliation by Segment

	For the Three Months
	Ended September 30,
	2010	2009

Revenues

Triple-Net
Triple-Net Rental Income	$117,906	$115,751
Less:
Rental Income not Included in Same-Store	257	—
Straight-Lining of Rental Income	1,860	2,703
Non-Cash Rental Income	113	388
Other Pro Forma Adjustments	19	4

	2,249	3,095
Plus:
Rental Income Included in Discontinued Operations	658	676

Same-Store Cash Rental Income	$116,315	$113,332

Percentage Increase		2.6%

Net Operating Income

Triple-Net Same-Store NOI	$116,315	$113,332
Total Seniors Housing	39,116	33,383
Total Medical Office Buildings	16,954	5,851
Less:
Noncontrolling Interest Portion of NOI	5,220	4,941
MOB NOI not Included in Same-Store	11,042	44
Straight-Lining of Rental Income	376	258
Non-Cash Rental Income	56	57
Seniors Housing NOI not Included in Same-Store	88	—
Other Pro Forma Adjustments	—	(137)

Same-Store Net Operating Income	$156,035	$147,718

Percentage Increase		5.6%

The Company considers NOI an important supplemental measure to net income because it allows investors, analysts and Company management to measure unlevered property-level operating results and to compare the Company’s operating results to the operating results of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and MOB services costs (including amounts in discontinued operations).
-END-